As filed with the Securities and Exchange Commission on May 19, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SWK Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	77-0435679

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

14755 Preston Road, Suite 105

Dallas, TX 75254

+1 (972) 687-7250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Winston L. Black III

Chairman and Chief Executive Officer

SWK Holdings Corporation

14755 Preston Road, Suite 105

Dallas, TX 75254

+1 (972) 687-7250

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Emily Leitch Shearman & Sterling LLP 800 Capitol Street, Suite 2200 Houston, TX 77002 +1 (713) 377-8333	J. Russel Denton Shearman & Sterling LLP 300 W. 6th Street, Suite 2250 Austin, TX 78701 +1 (512) 647-1906	David R. Earhart Gray Reed & McGraw LLP 1601 Elm Street, Suite 4600 Dallas, TX 75201 +1 (214) 954-4135

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement is declared effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not a solicitation of offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to completion, dated May 19, 2022

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell from time to time common stock, preferred stock, debt securities, warrants, rights and units that include any of these securities. The preferred stock or warrants may be convertible into or exercisable or exchangeable for common or preferred stock or other of our securities registered hereunder. The debt securities may be convertible into, or exercisable or exchangeable for, common stock. Our common stock and preferred stock purchase rights are listed on The NASDAQ Stock Market LLC and trade under the symbol “SWKH”.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

As of May 16, 2022 the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $70,544,242 million, based on 12,834,760 shares of outstanding common stock, of which approximately 3,655,142 shares were held by affiliates, and a price of $19.30 per share, which was the price at which our common stock was last sold on The NASDAQ Stock Market LLC on such date. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000 (the “Baby Shelf Limitation”).

See the “Risk Factors” section of this prospectus on page 5, our filings with the SEC and the applicable prospectus supplement for certain risks that you should consider before investing in our securities.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities nor passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2022.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time, up to a total dollar amount of $200,000,000, subject to the Baby Shelf Limitation.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities described in this prospectus we will provide a prospectus supplement, incorporate information by reference into this prospectus, or use other offering material, as applicable, containing more specific information about the terms of the securities that are being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the SEC, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The registration statement and other reports can be read at the SEC Internet site or at the SEC offices mentioned under the heading “Available Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Available Information.”

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (“Securities Act”), with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrant that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.swkhold.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 25, 2022, as amended by our Annual Report on Form 10-K/A, filed with the SEC on May 2, 2022 (File No. 001-39184);
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 10, 2022 (File No. 001-39184);
•	Our Current Reports on Form 8-K, filed with the SEC on April 1, 2022 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of such Current Report on Form 8-K, if applicable); and
•	The description of the our common stock contained in our Registration Statement on Form 8-A/A filed on January 22, 2020, as amended by the Registration Statement on Form 8-A/A filed on February 23, 2021, as amended on Form 8-A/A filed on April 1, 2022, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and before the termination or completion of this offering, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of those filings at no cost by writing or telephoning our Chief Accounting Officer at the following address and telephone number:

SWK Holdings Corporation

Attention: Chief Accounting Officer

14755 Preston Road, Suite 105

Dallas, Texas 75254

(972) 687-7250

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate by reference into it, contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the SEC. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. Statements that are not historical fact are forward-looking statements. These forward-looking statements can often be identified by their use of words such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “will,” “may” and “assume,” as well as variations of such words and similar expressions referring to the future. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Risk Factors” below, those discussed under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2021, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements. All forward-looking statements in this prospectus and the documents incorporated by reference into it are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in, or incorporated into, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein or therein. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

●	shares of common stock;
●	shares of preferred stock;
●	debt securities, which may be senior or subordinated and may be convertible into or exchangeable for common stock;
●	warrants exercisable for debt securities, common stock or preferred stock;
●	rights to purchase any of such securities; and
●	units of debt securities, common stock, preferred stock or warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference or related free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or related free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or related free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 255,000,000 shares. The authorized capital stock is divided into 5,000,000 shares of preferred stock, par value $0.001 per share, and 250,000,000 shares of common stock, par value $0.001 per share. As of May 16, 2022, we had issued and outstanding 12,834,760 shares of common stock, held by approximately 97 stockholders of record. Each share of common stock has the same relative rights as, and is identical in all respects with, each other share of common stock. As of May 16, 2022, no shares of preferred stock were issued or outstanding.

On January 27, 2006, we filed a certificate of designation of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware and the number of shares so designated is 1,000,000, par value $0.001. As of May 16, 2022, there were no shares of Series A Junior Participating Preferred Stock outstanding.

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Thus, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably any dividends that may be declared by our board of directors out of funds legally available for dividends, subject to any preferential dividend rights of outstanding preferred stock. If we liquidate, dissolve or wind up, the holders of common stock are entitled to receive ratably all of our assets available after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights or any rights to share in any sinking fund. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any of our outstanding preferred stock.

Preferred Stock

Our certificate of incorporation authorizes the issuance of preferred stock from time to time in one or more series with rights and privileges that might be senior to our common stock, without the consent of holders of the common stock. Our certificate also authorizes the board of directors to fix the powers, rights, designations, preferences, qualifications, limitations and restrictions, and dividend, voting and conversion rights pertaining to each series of preferred stock that we issue. The issuance of preferred stock with voting and other rights may adversely affect the voting power of the holders of our common stock and could have the effect of delaying, deferring or preventing a change in control. Except as described below, we have no present plans to issue any shares of preferred stock.

Shares of our preferred stock may be issued in one or more series, and our board is authorized to determine the designation and to fix the number of shares of each series. Our board is further authorized to fix and determine the dividend rate, premium or redemption rates, conversion rights, voting rights, preferences, privileges, restrictions and other variations granted to or imposed upon any wholly unissued series of our preferred stock.

Prior to the issuance of shares of a series of preferred stock, our board will adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

•	voting rights, if any, of the preferred stock;
•	any rights and terms of redemption;
•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative, and if cumulative, the date from which dividends on the preferred stock will accumulate;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;
•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, another series of preferred stock, or any other class of securities being registered hereby, including the conversion price (or manner of calculation) and conversion period;
•	the provision for redemption, if applicable, of the preferred stock;
•	the provisions for a sinking fund, if any, for the preferred stock;
•	liquidation preferences;
•	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and
•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

In addition to the terms listed above, we will set forth in a prospectus supplement, information incorporated by reference, or related free writing prospectus the following terms relating to the class or series of preferred stock being offered:

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;
•	the procedures for any auction and remarketing, if any, for the preferred stock;
•	any listing of the preferred stock on any securities exchange; and
•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock.

Rights Agreement

On April 8, 2016, our board of directors adopted a rights plan and declared a dividend of one preferred share purchase right for each outstanding share of common stock. The dividend was payable to our stockholders as of the record date of April 18, 2016. The terms of the rights and the rights plan are set forth in a Rights Agreement between us and Computershare Trust Company, N.A., as rights agent, dated as of April 8, 2016, as amended on April 8, 2019, February 23, 2021 and March 31, 2022.

Our board adopted the Rights Agreement to protect the company’s ability to carry forward its net operating losses (the “NOLs”), which we believe are a substantial asset of the company. The company has experienced substantial operating losses in previous years, and under the Internal Revenue Code of 1968, as amended (the “Code”), and rules promulgated by the Internal Revenue Service, the company may “carry forward” its NOLs in certain circumstances to offset current and future earnings, and thus reduce its federal income tax liability (subject to certain requirements and restrictions). If the company experiences an “Ownership Change,” as defined in Section 382 of the Code, its ability to use its NOLs could be substantially limited or lost altogether.

The Rights Agreement imposes a significant penalty upon any person or group that acquires 4.9% or more (but less than 50%) of our then-outstanding common stock without the prior approval of the board, excluding any person or group who would otherwise qualify as an Acquiring Person (as defined below) on the date of the Rights Agreement. Moreover, the board may exempt any person or group that owns 4.9 percent or more. Subject to the limitations set forth in the Rights Agreement, Carlson Capital, L.P. and its Affiliates and Associates are Exempt Persons (each as defined in the Rights Agreement). J. Carlo Cannell and Cannell Capital LLC are also Exempt Persons. A person or group that acquires a percentage of the company’s common stock in excess of the applicable threshold but less than 50 percent of the company’s then-outstanding common stock is called an “Acquiring Person.” Any rights held by an Acquiring Person are void and may not be exercised.

Our board authorized the issuance of one Right per each share of the company’s common stock outstanding on the Record Date. If the Rights become exercisable, each Right would allow its holder to purchase from the company one one-hundredth of a share of our Series A Junior Participating Preferred Stock, par value $0.001 (the “Preferred Stock”), for a purchase price of $50.00. Each fractional share of Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as one share of our Common Stock. Prior to exercise, however, a Right will not give its holder any dividend, voting or liquidation rights.

The Rights will not be exercisable until 10 days after a public announcement by the company that a person or group has become an Acquiring Person.

Until the date that the Rights become exercisable (the “Distribution Date”), our common stock certificates will evidence the Rights and will contain a notation to that effect. Any transfer of shares of common stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights will be separated from the common stock and be evidenced by a rights certificate, which the company will mail to all holders of the rights that are not void.

If a person or group already is or becomes an Acquiring Person after the Distribution Date, all holders of Rights, except the Acquiring Person, may exercise their rights to purchase shares of our common stock with a market value of two times the purchase price (or other securities or assets as determined by our Board of Directors) upon payment of the purchase price (a “Flip-In Event”).

After the Distribution Date, if a Flip-In Event has already occurred and the company is acquired in a merger or similar transaction, all holders of the Rights except the Acquiring Person may exercise their Rights upon payment of the purchase price to purchase shares of the acquiring corporation with a market value of two times the purchase price of the Rights (a “Flip-Over Event”).

Rights may be exercised to purchase shares of our preferred stock only after the occurrence of the Distribution Date and prior to the occurrence of a Flip-In Event as described above. A Distribution Date resulting from any occurrence described above would necessarily follow the occurrence of a Flip-In Event, in which case the Rights could be exercised to purchase shares of common stock or other securities as described above.

The Rights will expire on May 31, 2022 unless earlier redeemed or exchanged.

Our board may redeem all (but not less than all) of the Rights for a redemption price of $0.0001 per Right at any time prior to the later of the Distribution Date and the date of the first public announcement or disclosure by the company that a person or group has become an Acquiring Person. Once the Rights are redeemed, the right to exercise the Rights will terminate, and the only right of the holders of the Rights will be to receive the redemption price. The redemption price will be adjusted if we declare a stock split or issue a stock dividend on our common stock.

After the later of the Distribution Date and the date of the first public announcement by the company that a person or group has become an Acquiring Person, but before an Acquiring Person owns 50 percent or more of our outstanding common stock, our board may exchange each Right (other than the Rights that have become void) for one share of common stock or an equivalent security.

Our board may adjust the purchase price of the preferred stock, the number of shares of the preferred shares issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including a stock dividend, a stock split or a reclassification of the preferred stock or common stock. No adjustments to the purchase price of less than 1 percent will be made.

Before the time the Rights cease to be redeemable, our board may amend or supplement the Rights Agreement without the consent of the holders of the Rights, except that no amendment may decrease the redemption price below $0.0001 per right. At any time thereafter, our board may amend or supplement the Rights Agreement only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the Rights Agreement, but only to the extent that those changes do not impair or adversely affect any Rights holder and do not result in the Rights becoming redeemable. Our board has determined to let the Rights Agreement terminate according to its terms on May 31, 2022.

Controlling Stockholder and Stockholders’ Agreement

As of May 16, 2022, Double Black Diamond Offshore Ltd. and Black Diamond Offshore Ltd., each investment funds affiliated with Carlson Capital (together “Carlson Capital”), beneficially owned 9,093,766 shares of our common stock, representing approximately 70.9% of the voting power of our common stock. As a result, Carlson Capital is able to elect our entire board of directors and control the vote on all matters submitted to a vote of our common stockholders.

We entered into a Stockholders’ Agreement, dated as of August 18, 2014, with Carlson Capital pursuant to which, among other things, the company granted funds affiliated with Carlson Capital that own our common stock approval rights with respect to certain transactions including the incurrence of indebtedness over specified amounts, the sale of assets over specified amounts, declaration of dividends, loans, capital contributions to or investments in any third party over specified amounts, changes in the size of the board of directors or changes in the our CEO. The funds affiliated with Carlson Capital also agreed that, until the earlier of August 18, 2022 or the date they and their affiliates own less than 40 percent of the outstanding shares of common stock, such funds will not engage in a transaction as described in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, without offering to acquire all of the then-outstanding common stock at the same price and on the same terms and conditions. Additionally, until the earlier of August 18, 2022 or the date the funds affiliated with Carlson Capital and their affiliates own less than 40 percent of the outstanding shares of common stock, such funds agrees to maintain at least two directors who are not affiliates of Carlson Capital or us, and agrees that any related party transaction or deregistration of the common stock from SEC reporting requirements requires the approval of such non-affiliated directors.

Anti-takeover Provisions

Section 203 of the Delaware General Corporation Law provides that, subject to certain exceptions specified therein, an “interested stockholder” of a Delaware corporation may not engage in any business combination with the corporation for a three-year period following the time that such stockholder becomes an “interested stockholder” unless (1) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an “interested stockholder,” (2) upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares), or (3) at or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders. Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. Our certificate of incorporation does not exclude us from the restrictions imposed under Section 203. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management. It is possible that such provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue from time to time in the form of one or more series of debt securities. We may offer secured or unsecured debt securities which may be senior or subordinated and which may be convertible. The applicable prospectus supplement and/or other offering materials will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus. In this “Description of Debt Securities,” unless otherwise indicated, “we,” “our,” “the Company” and similar words refer to SWK Holdings Corporation and not any of its subsidiaries.

The debt securities will be issued under one or more indentures to be entered into between us and one or more trustees. References herein to the “indenture” and the “trustee” refer to the applicable indenture and the applicable trustee pursuant to which any particular series of debt securities is issued. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.” We may issue senior, subordinated and convertible debt securities under the same indenture.

The following summary of selected provisions of the indenture and the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in the applicable prospectus supplement also will not be complete. You should review the applicable form of indenture and the applicable form of certificate evidencing the debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the indenture or the form of certificate for the debt securities, see “Where You Can Find More Information” in this prospectus. The following summary and the summary in any applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture and the certificates evidencing the debt securities (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture), which provisions, including defined terms, are incorporated by reference in this prospectus.

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company and will rank junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and will be structurally junior to all existing and future indebtedness incurred by our subsidiaries. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;
•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;
•	if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;
•	the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;
•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;
•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;
•	if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;
•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;
•	the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;
•	the name of the trustee for each series of notes and the location of the corporate trust office of the applicable trustee under the indenture for such series of notes;
•	if other than United States dollars, the currency in which the debt securities will be paid or denominated;
•	if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;
•	the designation of the original currency determination agent, if any;
•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;
•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;
•	if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;
•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;
•	whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

•	whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;
•	if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;
•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;
•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;
•	whether the debt securities will be convertible and the terms of any conversion provisions;
•	whether the debt securities will provide for restrictions on the Company’s ability to declare dividends or require the Company to maintain any asset ratio or to create or maintain reserves;
•	any terms relating to the modification of the debt securities or the right of the debt security holders;
•	the forms of the debt securities; and
•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants and events of default for any issuance or series of debt securities in the applicable prospectus supplement. We will also identify the trustee in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities, common stock, preferred stock or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or related free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement information, incorporated by reference or related free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC for incorporation by reference into this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference or related free writing prospectus, may describe the terms of any warrants that we may offer, including but not limited to the following:

•	the title of the warrants;
•	the total number of warrants;
•	the price or prices at which the warrants will be issued;
•	the currency or currencies that investors may use to pay for the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	whether the warrants will be issued in registered form or bearer form;
•	information with respect to book-entry procedures, if any;
•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;
•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable; if applicable, a discussion of material United States federal income tax considerations;
•	if applicable, the terms of redemption of the warrants;

•	the identity of the warrant agent, if any;
•	the procedures and conditions relating to the exercise of the warrants; and
•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or related free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus.

Warrants may be exercised as set forth in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, information incorporated by reference or related free writing prospectus, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our debt securities, common stock or preferred stock. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or related free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement, information incorporated by reference, or related free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of rights in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus is subject to and is qualified in its entirety by reference to the rights agreement and the rights certificates. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See “Available Information” and “Incorporation of Certain Documents by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or related free writing prospectus may describe:

•	in the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;
•	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;
•	the exercise price payable for the underlying debt securities, common stock or preferred stock upon the exercise of the rights;
•	the number and terms of the underlying debt securities, common stock or preferred stock which may be purchased per each right;
•	the extent to which the rights are transferable;
•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;
•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and
•	any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “—Description of Debt Securities” and “—Description of Capital Stock” above, will apply, as applicable, to any rights we offer.

DESCRIPTION OF UNITS

General

We may issue units composed of any combination of our debt securities, common stock, preferred stock and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or related free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement or information incorporated by reference will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file these documents with the SEC for incorporation by reference into this prospectus, as applicable. See “Available Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or related free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;
•	whether the units will be issued in fully registered or global form; and
•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus, we intend to use the net proceeds from the sale of securities for general corporate purposes.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers, through a rights offering, or otherwise. We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or related free writing prospectus, including:

•	the name or names of any underwriters, if any;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or related free writing prospectus are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the The NASDAQ Select Market LLC or any other organized market where the securities may be traded;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers;
•	a combination of any such methods of disposition; and
•	any other method permitted pursuant to applicable law.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus, and the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification against specified liabilities, including liabilities incurred under the Securities Act, or to contribution to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered under this prospectus will be passed upon for us by Shearman & Sterling LLP, our outside counsel. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of SWK Holdings Corporation as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021, incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2021, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all expenses to be paid by the Registrant in connection with this offering.

Fee	Total
SEC registration fee		$18,540
FINRA filing fee			*
Nasdaq listing fee			*
Printing			*
Legal fees and expenses			*
Accounting fees and expenses			*
Transfer agent and registrar fees			*
Miscellaneous			*
Total	$		*

* Fees and expenses (other than the SEC registration fee to be paid upon filing of this registration statement) will depend on the securities offered, the number of issuances and the nature of the offerings, and cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Set forth below is a description of certain provisions of the amended and restated certificate of incorporation, as amended, and by-laws of the Company and the General Corporation Law of the State of Delaware (“DGCL”), as such provisions relate to the indemnification of the directors and officers of the registrant. This description is intended only as a summary and is qualified in its entirety by reference to the restated certificate of incorporation, as amended, the by-laws and the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, as amended, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

As permitted by the DGCL, the Company’s amended and restated certificate of incorporation, as amended, provides that directors will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Company or its stockholders,
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
•	under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
•	for any transaction from which the director derived any improper personal benefit.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the registrant’s directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Article VII of the by-laws provides that the Company shall indemnify any person who was or is a party or who was or is threatened to be made a party to any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative or legislative hearing, investigation or any other threatened, pending or completed proceeding, whether brought by or in the right of the corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, liabilities, losses, and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended.

Article VII of the by-laws further provides that, except with respect to a proceeding to enforce rights to indemnification or advancement of expenses under Article VII, the Company shall be required to indemnify a person under this Article VII in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors.

Article VII of the by-laws further provides that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant. The Company has purchased directors’ and officers’ liability insurance covering many of the possible actions and omissions of persons acting or failing to act in such capacities.

Article VII of the by-laws also provides that the Company shall have the power to enter into indemnification agreements with any director, officer, employee or agent of the Registrant in furtherance of the provisions of Article VII.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibits

Exhibit No.	Description
1.1(1)	Form of Underwriting Agreement with respect to Debt Securities
1.2(1)	Form of Underwriting Agreement with respect to Common Stock
1.3(1)	Form of Underwriting Agreement with respect to Preferred Stock
1.4(1)	Form of Underwriting Agreement with respect to Warrants
1.5(1)	Form of Underwriting Agreement with respect to Units
3.1(2)	Second Amended and Restated Certificate of Incorporation of the Company, as amended by the Certificate of Amendment dated April 18, 2000
3.2(3)	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation dated June 29, 2001
3.3(4)	Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation filed on December 11, 2001
3.4(5)	Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation dated November 21, 2005
3.5(6)	Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation of Kana Software, Inc.
3.6(7)	Certificate of Amendment of Second Amended and Restated Certificate of SWK Holdings Corporation
3.7(8)	Amended and Restated Bylaws of the Company as of May 20, 2015
4.1	Form of Indenture with respect to Senior Debt Securities
4.2(9)	Form of Specimen Common Stock Certificate
4.3(1)	Form of Specimen Preferred Stock Certificate
4.4(1)	Form of Certificate of Designation of Preferred Stock
4.5(1)	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Debt Securities
4.6(1)	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Common Stock
4.7(1)	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Preferred Stock
4.8(1)	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Units
4.9(1)	Form of Unit Agreement (including Unit Certificate)
4.10(1)	Form of Rights Agreement (including Form of Rights Certificate)
5.1	Opinion of Shearman & Sterling LLP
23.1	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)
23.2	Consent of BPM LLP, Independent Registered Public Accounting Firm
24.1	Powers of Attorney (included on applicable signature page to this registration statement)
25.1(10)	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Debt Trustee (to be filed prior to any issuance of Senior Debt Securities)
25.2(10)	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Debt Trustee (to be filed prior to any issuance of Subordinated Debt Securities)
107	Filing Fee Table

(1)	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.
(2)	Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2000 and incorporated herein by reference.

(3)	Filed as Exhibit 4.02 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 3, 2001 and incorporated herein by reference.
(4)	Filed as Exhibit 4.03 to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 18, 2002 and incorporated herein by reference.
(5)	Filed as Exhibit 3.04 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 31, 2006 and incorporated herein by reference.
(6)	Filed as Exhibit 3.05 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010 and incorporated herein by reference.
(7)	Filed as Exhibit 3.01 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2015 and incorporated herein by reference.
(8)	Filed as Exhibit 3.02 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 21, 2015 and incorporated herein by reference.
(9)	Filed as Exhibit 4.01 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on September 21, 1999 and incorporated herein by reference.
(10)	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To supplement the prospectus, after the expiration of the subscription period to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(9) (i) To use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (ii) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(10) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(11) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 19th day of May, 2022.

SWK HOLDINGS CORPORATION

By:	/s/ Winston L. Black III
Winston L. Black
Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Winston L. Black and Charles Jacobson, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Winston L. Black III
Winston L. Black III	Chairman and Chief Executive Officer	May 19, 2022
(Principal Executive Officer)
/s/ Charles Jacobson
Charles Jacobson	Chief Financial Officer	May 19, 2022
(Principal Accounting and Financial Officer)
/s/ Wendy DiCicco
Wendy DiCicco	Director	May 19, 2022

/s/ Laurie Dotter
Laurie Dotter	Director	May 19, 2022

/s/ Robert K. Hatcher
Robert K. Hatcher	Director	May 19, 2022

/s/ Marcus Pennington
Marcus Pennington	Director	May 19, 2022